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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       DATE OF REPORT (Date of earliest event reported): OCTOBER 15, 2003



                             TOWER AUTOMOTIVE, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



             1-12733                                    41-1746238
    (Commission File Number)              (I.R.S. Employer Identification No.)


         5211 CASCADE ROAD SE - SUITE 300, GRAND RAPIDS, MICHIGAN 49546
               (Address of Principal Executive Offices) (Zip Code)


                                 (616) 802-1600
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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Item 9. Regulation FD Disclosure

         On October 15, 2003, the Registrant issued a press release announcing revised guidance for the third quarter of 2003. A copy of this press release follows below:

Tower Automotive, Inc.
5211 Cascade Road S.E., Suite 300
Grand Rapids, Michigan 49546

CONTACTS
Financial: Dave Tuit (616) 802-1591
Media: Bev Pierce (616) 802-1630


FOR IMMEDIATE RELEASE

                 TOWER AUTOMOTIVE REVISES THIRD QUARTER GUIDANCE

GRAND RAPIDS, Mich., October 15 - Tower Automotive, Inc. (NYSE: TWR) announced today that it is revising its estimates of revenues and earnings per share for the third quarter ended September 30, 2003.

         The company now anticipates revenues for the third quarter will be approximately $620 million, compared to previous guidance of between $640 million and $650 million. The decrease in revenues primarily reflects lower sales volumes related to labor disruptions at Hyundai and Kia facilities in South Korea.

         In addition, in the third quarter the company expects to record $122.7 million in non-cash asset impairment charges and $1.9 million in cash restructuring charges related to the company's Milwaukee, Wisc. facility as well as facilities currently supporting the Ford Explorer program. These charges will have a combined after-tax impact of $1.45 per share. Previously announced guidance had included expected restructuring and asset impairment charges of $6.4 million pre-tax, or $0.07 per share on an after-tax basis.

         During the third quarter, the company also expects to record expenses of $4.4 million pre-tax, or $0.05 per share on an after-tax basis, related to previously announced executive leadership retirement and recruitment, as well as costs of $3.3 million pre-tax, or $0.04 per share on an after-tax basis, associated with an equipment failure that temporarily affected production at the company's Plymouth, Mich. facility.

         As a result of all of these factors, the company now expects reported earnings per share for the third quarter to be a loss of approximately $1.78, compared to previous guidance of a loss between $0.16 and $0.24 per share. In addition, based on the decline in revenues, cash charges and one-time expenses outlined above, the company no longer expects to achieve its previous EBITDA guidance for the third quarter. EBITDA is a non-GAAP measure the company defines as earnings before interest, taxes, depreciation and amortization, and non-cash restructuring and asset impairment charges.

         Tower Automotive will release its full third quarter results before the market opens on October 23, and will hold a live conference call webcast of its results at 10 a.m. ET the same day. To access the webcast, go to the company's web site at www.towerautomotive.com, select "Investors" and click on the Webcast icon.


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         Tower Automotive, Inc., is a global designer and producer of vehicle structural components and assemblies used by every major automotive original equipment manufacturer, including Ford, DaimlerChrysler, GM, Honda, Toyota, Nissan, Fiat, Hyundai/Kia, BMW, and Volkswagen Group. Products include body structures and assemblies, lower vehicle frames and structures, chassis modules and systems, and suspension components. The company is based in Grand Rapids, Mich. Additional company information is available at www.towerautomotive.com.

         This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the anticipated results as a consequence of certain risks and uncertainties, including but not limited to general economic conditions in the markets in which Tower Automotive operates, and other risks detailed from time to time in the company's Securities and Exchange Commission filings.

                                       ###



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              TOWER AUTOMOTIVE, INC.



Date: October 15, 2003                        By: /s/ Kathy J. Johnston
                                                  ------------------------------
                                                  Name:  Kathy J. Johnston
                                                  Title:  Corporate Officer